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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCP Pool Corporation Non-Employee Directors Equity Incentive Plan for the registration of 200,000 shares of Common Stock of SCP Pool Corporation (the "Company") of our report dated February 28, 1996, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       Ernst & Young LLP



New Orleans, Louisiana
November 18, 1996